Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated November 7, 2024, with respect to our audits of WindShareFund I B.V., WindShareFund II B.V., WindShareFund III B.V. and Subsidiaries’ (the “Company”) combined financial statements as of December 31, 2023 and 2022 and for the years then ended, in ClimateRock Holdings Limited’s Amendment No. 2 to the Form F-4.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ BCRG Group

Irvine, California

January 10, 2025